Exhibit 99.1

BioAtla Hosting Virtual R&D Day to Highlight BA3071 CAB-CTLA-4 Phase 1 Data in Multiple Solid Tumor Types

Multiple confirmed responses and durable disease control observed

Emerging differentiated safety profile enables further exploration at higher doses

Ongoing Phase 2 clinical study of monotherapy and in combination with a PD-1 inhibitor

SAN DIEGO, Dec. 13, 2023 (GLOBE NEWSWIRE) — BioAtla, Inc. (Nasdaq: BCAB), a global clinical-stage biotechnology company focused on the development of Conditionally Active Biologic (CAB) antibody therapeutics for the treatment of solid tumors, today is hosting a virtual R&D Day on its novel conditionally and reversibly active antibody targeting CTLA-4, BA3071. BA3071 is in Phase 2 development as a potential therapeutic for multiple solid tumor indications known to be responsive to CTLA-4 treatment as monotherapy, and in combination with a PD-1 blocking agent.

The event will feature Omid Hamid, MD, Chief, Translational Research and Immunotherapy, and Director, Melanoma Therapeutics at The Angeles Clinic and Research Institute, and highlights Phase 1 dose escalation trial results for BA3071.

“The initial results from our Phase 1 dose escalation clinical trial showcases the innovative tumor selective, CAB platform with our CAB-CTLA-4 antibody,” said Jay M. Short, Ph.D., Chairman, Chief Executive Officer and co-founder of BioAtla, Inc. “We observed confirmed clinical responses and prolonged stable disease among 18 patients treated with BA3071 in combination with PD-1. In addition, the relatively low incidence of immune-related adverse events suggests our CAB antibody has the potential to address the current limitations of CTLA-4-targeted therapies.”

“CTLA-4 therapies can prolong the survival of patients with metastatic melanoma and other cancers, but often cause severe immune related side effects,” said Dr. Hamid. “Now having observed clinical benefit with acceptable tolerability among the first 18 patients treated with BA3071 in our dose escalation trial, I’m encouraged by the promise that this novel approach holds.”

Key R&D Day Topics and Highlights

•

Preclinical data review of targeted, pH-dependent binding of BA3071 in the tumor microenvironment demonstrated complete tumor regression following BA3071 treatment. Exposure levels of BA3071 were similar to that of ipilimumab analog, with significantly less GI toxicity when combined with nivolumab in a non-human primate model.

•

A Phase 1 dose-escalation study evaluated BA3071 monotherapy followed by combination with nivolumab, conducted in 18 patients who had prior PD-1 failure and a median of at least three prior lines of treatment

•	Across the 6 cohorts (n = 16 evaluable patients), best overall response observed with two confirmed responses (one complete response [CR] and one partial response [PR]); nine stable disease (SD)

•	One uveal melanoma patient remains on treatment for more than 12 cycles

•	Two cutaneous melanoma patients remain on treatment for more than 14 and 17 cycles, respectively

•	One small-cell lung carcinoma (SCLC) patient continues on treatment more than one year (>22 cycles)

•	More specifically, in the 350 mg cohort in combination with 240 mg nivolumab (n = 5), meaningful clinical benefit was observed in three patients, including 1 CR, 1 PR, and 1 SD

•	The confirmed CR was observed in a heavily pre-treated patient with stage IV cervical cancer with three prior lines of therapy

•	The confirmed PR (54.3% tumor reduction) was observed in a heavily pre-treated patient with stage IV gastro-esophageal cancer with four prior lines of therapy

•	No grade 4 related treatment-emergent adverse events were observed among 18 treated patients

•	Two patients with immune-related adverse events (Grade 3) reported to date

•	Maximum tolerated dose was not reached

•	One DLT observed out of 3 patients who received 700 mg; further evaluation of 700 mg and potentially at 1000 mg is ongoing

•	A Phase 2 clinical study of BA3071 monotherapy and in combination with PD-1 inhibitor is currently underway

A replay of the event will be available on BioAtla’s “Events and Presentations” website after the event.

About BA3071

BA3071, is a CAB anti-CTLA-4 antibody that is being developed as an immuno-oncology agent with the goal of delivering efficacy at least comparable to the approved anti-CTLA-4 antibodies, but with lower toxicities due to the CAB’s tumor microenvironment-restricted activity. This is expected to enable safer anti-CTLA-4 antibody combination therapies, such as with anti-PD-1 antibody checkpoint inhibitors, and potentially broaden the patient population tolerant to combination therapy and deliver greater efficacy. Like our other CAB candidates, this Phase 2 clinical asset is designed to be conditionally and reversibly active in the tumor microenvironment. BA3071 is being developed as a potential therapeutic for multiple solid tumor indications that are known to be responsive to CTLA-4 treatment in combination with a PD-1 blocking agent.

About BioAtla®, Inc.

BioAtla is a global clinical-stage biotechnology company with operations in San Diego, California, and in Beijing, China through our contractual relationship with BioDuro-Sundia, a provider of preclinical development services. Utilizing its proprietary Conditionally Active Biologics (CAB) technology, BioAtla develops novel, reversibly active monoclonal and bispecific antibodies and other protein therapeutic product candidates. CAB product candidates are designed to have more selective targeting, greater efficacy with lower toxicity, and more cost-efficient and predictable manufacturing than traditional antibodies. BioAtla has extensive and worldwide patent coverage for its CAB technology and products with greater than 700 patents filed, more than 400 of which have been issued. Broad patent coverage in all major markets include methods of making, screening and manufacturing CAB product candidates in a wide range of formats and composition of matter coverage for specific products. BioAtla has two first-in-class CAB programs currently in Phase 2 clinical testing, mecbotamab vedotin, BA3011, a novel conditionally active AXL-targeted antibody-drug conjugate (CAB-AXL-ADC), and ozuriftamab vedotin, BA3021, a novel conditionally active ROR2-targeted antibody-drug conjugate (CAB-ROR2-ADC). The Phase 2 stage CAB-CTLA-4 antibody, BA3071, is a novel CTLA-4 inhibitor designed to reduce systemic toxicity and potentially enable safer combination therapies with checkpoint inhibitors such as anti-PD-1 antibody. The company’s first bispecific T-cell engager antibody, BA3182, is currently in Phase 1 development. BA3182 targets EpCAM, which is highly and frequently expressed on many adenocarcinomas while engaging human CD3 expressing T cells. To learn more about BioAtla, Inc. visit www.bioatla.com.

Forward-looking statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words. Examples of forward-looking statements include, among others, statements we make regarding our business plans and prospects; results, conduct, progress and timing of our research and development programs and clinical trials; expectations with respect to enrollment and dosing in our clinical trials, and plans and expectations regarding future data updates, clinical trials, regulatory meetings and regulatory submissions. Forward-looking statements are based on BioAtla’s current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: potential delays in clinical and pre-clinical trials; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, or regulatory approval dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; whether regulatory authorities will be satisfied with the design of and results from the clinical studies or take favorable regulatory actions based on results from the clinical studies; our dependence on the success of our CAB technology platform; our ability to enroll patients in our ongoing and future clinical trials; the successful selection and prioritization of assets to focus development on selected product candidates and indications; our ability to form collaborations and partnerships with third parties and the success of such collaborations and partnerships; our reliance on third parties for the manufacture and supply of our product candidates for clinical trials; our reliance on third parties to conduct our clinical trials and some aspects of our research and preclinical testing; potential adverse impacts due to any resurgence of COVID- 19 and its variants and those other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 23, 2023, in our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2023, August 1, 2023 and November 7, 2023 and our other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and BioAtla undertakes no duty to update such information except as required under applicable law.

Internal Contact:

Richard Waldron

Chief Financial Officer

BioAtla, Inc.

rwaldron@bioatla.com

858.356.8945

External Contact:

Bruce Mackle

LifeSci Advisors, LLC

bmackle@lifesciadvisors.com